Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (No. 333-205918) of Lumentum Holdings Inc. of our report dated September 2, 2016 relating to the consolidated financial statements and financial statement schedules, which appears in this Form 10‑K.
/s/ PricewaterhouseCoopers LLP
San Jose, CA
September 2, 2016